MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING


THIS MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (the
"Instrument") is made this 28th day of December, 2001, between
STANDARD MANAGEMENT CORPORATION, an Indiana corporation having a mailing address of 10689 North Pennsylvania Street, Indianapolis,
IN 46280 ("Borrower"), and REPUBLIC BANK, whose address is
201 S. Capitol Avenue, Suite 650, Indianapolis, IN  46225
("Lender").

WHEREAS, Borrower is indebted to Lender in the principal sum of Six Million Nine Hundred Thousand Dollars ($6,900,000.00), which indebtedness is evidenced by Borrower's Promissory Note of even date, together with any and all substitutions, renewals, replacements or modifications which, in each instance, shall be payable to the order of Lender (the "Note"), on or before the 31st day of December, 2011 (the "Maturity Date"), bearing interest at the rate of interest set forth in the Note providing for the payment of principal and interest, together with all future obligations and advances, which obligations and advances shall (upon Borrower's compliance with all applicable terms, conditions and requirements therefor and so long as Borrower is not in default hereunder and Borrower is not in default of any of the Loan Documents as defined in the Note) be deemed obligatory under this Instrument. The loan from Lender to Borrower, as evidenced by the Note, has been made in accordance with a certain Loan Commitment Letter, dated September 28, 2001 and accepted by Borrower on October 4, 2001;

TO SECURE TO LENDER (i) the repayment of the indebtedness evidenced by the Note and the Loan Documents (as defined in the Note), together with interest thereon, and all renewals, extensions and modifications thereof, (ii) the performance of all covenants, agreements and obligations of Borrower under the Loan Documents (as defined in the Note), and all renewals, extensions and modifications thereof, (iii) the payment of all sums advanced in connection with the Note, together with the payment of all other sums, plus interest thereon, advanced in accordance herewith to protect the security of this Instrument, (iv) the performance of the covenants, agreements and obligations of Borrower herein contained, and all renewals, extensions and modifications hereof, and (v) the performance of all obligations of Borrower under any and all other instruments and documents given to evidence or further secure the obligations provided for herein, and all renewals, extensions and modifications thereof, and on account of all of the foregoing, Borrower hereby MORTGAGES and WARRANTS and grants a security interest to Lender, its successors and assigns, all of the estate, right, title and interest of Borrower in, to and under the following described property whether now owned or hereafter held or acquired:

(i) That certain parcel of real property described in Exhibit "A" attached hereto and made a part hereof (the "Land");

(ii) All buildings, improvements, structures and tenements now situated or hereafter erected on said Land, all rights to heretofore or hereafter vacated alleys and streets abutting the Land, all easements, rights, appurtenances, rents, royalties, mineral, oil and gas rights and profits, water, water rights and water stock appurtenant to the Land (all such property and the Land, collectively the "Property");

(iii) All fixtures and all machinery, equipment and inventory which are now fixtures, including but not limited to, the heating, cooling and ventilating systems, lighting and electrical systems and fixtures, floor coverings, wall coverings, window coverings, ceiling tile and systems, windows, doors, locks, plumbing systems and fixtures and any and all replacements thereof, now or at any time acquired by Borrower and located in, on or about the Property and used or intended to be used in connection therewith;

(iv) All rentals, accounts, revenues, payments, repayments, deposits, income, charges and moneys derived from the use, lease, sublease, rental or other disposition of the Property and the proceeds from any cause of action, tort claim, insurance or condemnation award pertaining thereto;

(v) All permits and licenses of all governmental or regulatory authorities or of any persons, corporations, partnerships, trusts or other entities, used or intended to be used in connection with the Property; and

(vi) All personal property and other documents used at or for the benefit of the Property, including, without limitation, inventory, equipment, tools, supplies, materials, books, records, contracts, leases, warranties, maintenance schedules and invoices.

All of the property described in the foregoing subparagraphs, including all proceeds and products thereof, and all replacements, additions and accessions therefor and thereto, shall be deemed to be and remain a part of the property covered by this Instrument; and all of the foregoing, together with said Property, are herein collectively referred to as the "Mortgaged Property."

This Instrument shall also secure the unpaid balances of future and additional loan advances not to exceed Ten Million Dollars ($10,000,000.00) made at any time while this Instrument remains unreleased of record pursuant to the Loan Documents. Such loan advances are or will be evidenced by the Note. In addition to any other debt or obligation secured hereby, this Instrument shall secure unpaid balances of advances made for the payment of taxes, assessments, insurance premiums, and other costs incurred for the maintenance and protection of the Mortgaged Property including, without limitation, any costs incurred in connection with any appropriate environmental tests, inspections and, if necessary, remediation.

Borrower covenants, warrants, represents and agrees as follows:

1.	PAYMENT OF OBLIGATIONS.  Borrower shall promptly pay when due the principal and interest on the indebtedness evidenced by the Note, any late charges, prepayment premiums or other sums required to be paid by the Note, and all other sums secured by this Instrument, all without relief from valuation and appraisement laws.

2.	WARRANTY OF TITLE.  Borrower warrants that it is lawfully
seized of a fee simple estate in the Land, and has the right to mortgage, convey, grant and assign the Mortgaged Property, that the Property is subject in all cases to no lien, charge or encumbrance other than those approved by Lender as set forth on Exhibit "B" hereto, that this Instrument is and will remain a valid and enforceable first lien on the Property, and that Borrower shall cooperate to preserve such title, and will forever warrant and defend the title, validity and priority of the lien hereof against the claims of all persons and parties whomsoever.

3.	APPLICATION OF PAYMENTS.  Unless applicable law provides
otherwise, all payments received by Lender from Borrower under the Note, the Loan Documents or this Instrument shall be applied by Lender in the following order of priority: (i) interest payable on advances made pursuant to Paragraph 24 hereof, (ii) principal of advances made pursuant to Paragraph 24 hereof, (iii) amounts payable to Lender by Borrower under Paragraph 5 hereof,
(iv) interest payable on the Note, (v) principal of the Note, and
(vi) any other sums secured by this Instrument.

4.	TAXES AND IMPOSITIONS.  Borrower agrees to pay prior to
delinquency all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including without limitation, service payments in lieu of real property taxes, non-governmental levies or assessments such as maintenance charges, sewer user charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Property, which are assessed or imposed upon the Property, or become due and payable, and which create a lien upon the Property, or any part thereof (all of which taxes, assessments and other charges of like nature are hereinafter referred to as "Impositions"); provided, however, that if, by law, any such Imposition is payable, or may at the option of Borrower be paid, in installments, Borrower may pay the same together with any accrued interest on the unpaid balance of such Imposition in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest. Upon Lender's written request, Borrower shall promptly furnish to Lender receipts evidencing such payments. Notwithstanding the foregoing, Borrower shall have the right to contest in good faith by appropriate legal or other proceedings the validity or amount of any such tax, assessment or charge, provided that (a) Borrower gives Lender prior written notice of its intent to contest the same, and (b) Borrower, upon request of Lender, demonstrates to the reasonable satisfaction of Lender that such legal or other proceedings shall operate to prevent the sale of the Mortgaged Property (or any portion thereof) to satisfy the payment of the tax, assessment, or charge in question prior to final determination of such proceedings.

5.	FUNDS FOR IMPOSITIONS, INSURANCE AND OTHER CHARGES. In the
Event of Default by Borrower hereunder, Borrower shall pay or cause Borrower to pay to Lender on the day monthly installments are payable under the Note (or on another day designated in writing by Lender), until the Note is paid in full, a sum
(herein "Funds") equal to one-twelfth (1/12) of (i) the annual Impositions, and (ii) the yearly premium installments for the insurance required to be carried pursuant to Paragraph 6 below, all as reasonably estimated by Lender. Lender shall not be required to pay Borrower any interest, earnings or profits on the Funds and shall have the right to commingle the Funds with the general funds of Lender. Lender shall utilize all monies paid by Borrower for payment of the Impositions so long as there is no uncured Event of Default.

If the amount of the Funds held by Lender shall exceed the amount reasonably deemed necessary by Lender to provide for the payment of such Impositions, insurance premiums and other charges, as they fall due, such excess shall be credited to Borrower on the next monthly installment or installments of Funds due. If at any time the amount of the Funds held by Lender shall be less than the amount reasonably deemed necessary by Lender to pay Impositions, insurance premiums and other charges as they fall due, Borrower shall pay to Lender an amount necessary to make up the deficiency within thirty (30) days after notice from Lender to Borrower requesting payment thereof. Upon an Event of Default, Lender may, at its option, apply any Funds held by Lender at the time of application (i) to pay Impositions, insurance premiums and other charges, (ii) to pay principal or interest under the Note, or (iii) as a credit against sums secured by this Instrument.

6.	INSURANCE.

A.	Borrower shall at all times keep all buildings, improvements, fixtures and articles of personal property now or hereafter situated on the Land insured against loss or damage by fire and such other hazards as may reasonably be required by Lender, including without limitation: (i) all-risk fire and extended coverage insurance, with vandalism and malicious mischief endorsements, for the full replacement value of the Property, with agreed upon amount and inflation protection endorsements; (ii) if there are tenants under leases at the Property, rent and rental value or business loss insurance for the same perils described in clause (i) above payable at the rate per month and for the period specified from time to time by Lender not to exceed twelve (12) months; (iii) broad form boiler and sprinkler damage insurance in an amount reasonably satisfactory to Lender, if and so long as the Property shall contain a boiler and/or sprinkler system, respectively; (iv) if the Property is located in a flood hazard area, flood insurance in the maximum amount obtainable up to the amount of the indebtedness hereby secured; and (v) such other insurance as Lender may from time to time reasonably require. Borrower also shall at all times maintain comprehensive public liability, property damage and worker's compensation insurance covering the Property and any employees thereof, with such limits for personal injury, death and property damage as Lender may require. Borrower shall be the named insured under such policies and Lender shall be identified as an additional insured party. All policies of insurance to be furnished hereunder shall be in forms, with companies, in amounts and with deductibles reasonably satisfactory to Lender, with mortgagee clauses attached to all policies in favor of and in form satisfactory to Lender, including a provision requiring that the coverage evidenced thereby shall not be terminated or modified without thirty days prior written notice to Lender and shall contain endorsements that no act or negligence of the insured or any occupant and no occupancy or use of the Property for purposes more hazardous than permitted by the terms of the policies will affect the validity or enforceability of such policies as against Lender. Borrower shall deliver all policies, including additional and renewal policies, to Lender, and, in the case of insurance about to expire, shall deliver renewal policies not less than thirty days prior to their respective dates of expiration.

B.	Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless Lender is included thereon as the loss payee or an additional insured as applicable, under a standard mortgage clause acceptable to Lender and such separate insurance is otherwise acceptable to Lender.

C.	In the event of loss at a time when no Event of Default shall have occurred, Borrower shall give immediate notice thereof to Lender, and Borrower shall promptly make proof of loss, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Lender and Borrower jointly. If Borrower shall not have settled the claim within ninety (90) days of the damage, Borrower shall have no further right to settle the claim, Lender shall have the sole right to settle the claim and payment shall be made directly to Lender. If an Event of Default shall have occurred, Lender shall have the exclusive right to make proof of loss and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Lender (rather than to Lender and Borrower jointly). If the loss occurs subsequent to December 31, 2009, Lender, at its option and in its sole discretion, may apply any insurance proceeds so received after the payment of all of Lender's expenses, either (i) on account of the unpaid principal balance of the Note, irrespective of whether such principal balance is then due and payable, whereupon Lender may declare the whole of the balance of indebtedness hereby secured to be due and payable, or (ii) to the restoration or repair of the property damaged as provided herein. If (i) no Event of Default has occurred and is continuing hereunder, (ii) the available proceeds are sufficient, in Lender's sole and absolute judgment, to fully restore the Property so that the condition and value of the Property as restored is not less than the value and condition of the Property prior to being damaged or destroyed and (iii)if the loss occurs prior to January 1, 2010, such insurance proceeds shall be made available to Borrower by Lender, and Borrower shall repair, restore or rebuild the damaged or destroyed portion of the Property so that the condition and value of the Property is substantially the same as the condition and value of the Property prior to being damaged or destroyed. In the event Lender permits the application of such insurance proceeds to the cost of restoration and repair of the Property, any surplus which may remain out of said insurance proceeds after payment of such costs shall be applied on account of the unpaid principal balance of the Note, without any prepayment premium, irrespective of whether such principal balance is then due and payable. In all events the insurance proceeds shall be held and maintained by Lender and shall be disbursed by Lender according to Lender's normal and customary procedures. In the event of foreclosure of this Mortgage, all right, title and interest of Borrower in and to any insurance policies then in force shall pass to the purchaser at the foreclosure sale. At the request of Lender, from time to time, Mortgagor shall furnish Lender, without cost to Lender, evidence of the replacement value of the Property.

7.	RECEIVERSHIP.  Upon an Event of Default (hereafter defined)
hereunder or abandonment of the Property, Lender shall be entitled to have and Borrower consents to a receiver appointed by a court to enter upon, take possession of and manage the Property and to collect the rents of the Property including those past due. All rents, collected by the receiver shall be applied first to payment of the costs of management of the Property and collection of income, including, but not limited to receiver's fees, premiums on receiver's bonds and reasonable attorneys' fees, and then to the sums secured by this Instrument. The receiver shall be liable to account only for such income actually received.

8.	CONDEMNATION.  Borrower shall immediately notify Lender of
any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or any part thereof. Borrower is authorized to promptly commence, appear in and prosecute any action or proceeding relating to any condemnation or other taking of the Property and to settle or compromise any claim in connection with such condemnation or other taking. Borrower hereby authorizes and empowers Lender as attorney-in-fact for Borrower to commence, appear in and prosecute, in the name of Lender or Borrower any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking; provided, however, that nothing contained in this Paragraph 8 shall require Lender to incur any expense or take any action hereunder. If Borrower has not settled or compromised such claim within ninety (90) days of notice of the taking, Borrower shall have no further right to appear in, prosecute, settle or compromise any claim. Borrower hereby assigns to Lender all rights of Borrower in and to the proceeds of any award, payment or claim for damages, direct or consequential, in connection with any such condemnation or other taking, whether direct or indirect, of the Property, or any part thereof, or for conveyances in lieu of condemnation. If (i) no Event of Default has occurred and is continuing hereunder and (ii) the available award is sufficient, in Lender's sole and absolute judgment, to fully restore the remaining portion of the Property to not less than the value and condition of the Property prior to such condemnation, such condemnation award shall be made available to Borrower by Lender, and Borrower shall repair, restore or rebuild the damaged or destroyed portion of the Property so that the condition and value of the Property is substantially the same as the condition and value of the Property prior to being damaged or destroyed.

Any such awards, payments, proceeds or damages, or portion thereof to which Borrower is entitled (the "Award"), shall, after the deduction of Lender's expenses incurred in the collection of such Award, be held by Lender and applied by Lender to reduce the amount of the Note or Lender may permit Borrower as provided above to use the Award for the reconstruction, restoration or repair of the Property in compliance with all applicable legal requirements and the requirements of construction advances under Lender's normal and customary procedures. If the Award exceeds the cost of reconstruction, restoration or repair, the excess Award, shall, after the deduction of Lender's expenses incurred in the collection of such Award, be applied to the payment of the sums secured by this Instrument, whether or not then due, in the order of application set forth in Paragraph 3 hereof, with the balance, if any, to Borrower without any prepayment premium. Unless Borrower and Lender otherwise agree in writing, any application of proceeds to principal shall not extend or postpone the due date or change the amount of the monthly installments required by the Note. Borrower agrees to execute such further evidence of assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or taking as Lender may require.

9.	PRESERVATION AND MAINTENANCE OF PROPERTY.  Borrower (i)shall not commit waste or permit impairment or deterioration of the Property and shall not abandon the Property, (ii)shall reconstruct, restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition, reasonable wear and tear excepted, or such other condition as Lender may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds or condemnation awards or damages are available or adequate to cover, but subject to the provisions of Sections 6 C and 8 hereof, in whole or in part, the costs of such reconstruction, restoration or repair, (iii)shall keep the Property in good order, condition and repair and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good repair, and will make or cause to be made, as and when the same shall become necessary, all structural and nonstructural, interior and exterior, ordinary and extraordinary, foreseen and unforeseen repairs, replacements and renewals necessary to that end,
(iv)shall comply with all zoning, building, health and environmental laws, ordinances and regulations, and all other laws, regulations and requirements of any governmental body or agency having jurisdiction over the Property, or the use and occupancy thereof by Borrower, and (v)shall comply with all covenants and agreements of record affecting the Property.
Neither Borrower nor any other person shall remove, demolish or alter any improvement now existing or hereafter erected on the Property without the prior written consent of Lender except when incident to the replacement of improvements with items of like kind and quality.

10.	USE OF PROPERTY.  Unless Lender has otherwise agreed in
writing, Borrower shall not allow changes in the use for which all or any part of the Property was used at the time this Instrument was executed. Borrower shall not initiate, approve, participate in or acquiesce to any change in or modification to the zoning in effect for the Property or any portion thereof unless Lender shall consent to such action.

11.	LIENS.  Borrower shall promptly discharge any lien which has, or may have, priority over or equality with the lien of this Instrument, and Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property. In the event a mechanic's lien shall be filed against the Property, Borrower shall cause same to be satisfied or bonded off within thirty (30) days after the filing thereof. Without Lender's prior written consent, Borrower shall not create, suffer, permit or allow any statutory lien or other lien or encumbrance inferior or superior to or having parity with this Instrument to be created or perfected against the Property. Borrower hereby covenants and agrees that Lender shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the indebtedness secured hereby.

12.	INSPECTION AND ADDITIONAL DOCUMENTATION.  Lender, at
reasonable times during business hours may make or cause to be made reasonable entries upon and inspections of the Property to assure compliance with the terms hereof.

13.	BOOKS AND RECORDS.  Borrower shall keep and maintain at all
times at the office described on page 1 of this Instrument or at such other place as Lender approves in writing, complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Property and copies of all written contracts, leases and other instruments which affect the Property. Such books, records, contracts, leases and other instruments shall be subject to examination and inspection at any reasonable time during business hours by Lender.

14.	TRANSFERS OF THE PROPERTY OR BENEFICIAL INTERESTS IN
BORROWER. Borrower shall not, directly or indirectly, sell, transfer, assign, convey, mortgage, or otherwise dispose of the Property, or any part or parts thereof, or any legal or equitable interest therein, including disposition by land installment contract, nor shall Borrower create or permit to occur any changes, direct or indirect, in the majority ownership or control of Borrower to be vested in anyone other than Borrower without Lender's consent.

15.	ASSIGNMENT OF ACCOUNTS, RENTS AND LEASES.  As part of the
consideration for the indebtedness evidenced by the Note, Borrower hereby absolutely and unconditionally assigns and transfers to Lender all of the occupancy agreements and leases now existing or hereafter entered into with respect to the Property, and all modifications, renewals and extensions thereof (collectively the "Leases") and all the rents, accounts and revenues, which shall include all deposits, of the Property, including those now due, past due, or to become due by virtue of any of the Leases or any other agreement for the occupancy or use of all or any part of the Property, regardless as to whom the rents, accounts and revenues of the Property are payable; provided, however, that prior to an Event of Default under this Instrument, Borrower shall exercise all of its rights under the Leases and shall collect and receive all of the rents, accounts and revenues of the Property, and Borrower shall apply the rents, accounts and revenues so collected to current operating expenses of the Property and current amounts due Lender with the balance, so long as no such Event of Default has occurred, to the account of Borrower. Upon an Event of Default hereunder, and without the necessity of Lender entering upon and taking and maintaining full control of the Property in person, by agent or by a court-appointed receiver, Lender shall immediately (i) be entitled to exercise all of the rights of Borrower under the Leases, and (ii) be entitled to possession of all rents, accounts and revenues of the Property as specified in this Paragraph 15 as the same become due and payable, including but not limited to rents, accounts and revenues then due and unpaid. At the time of any such Event of Default, any such rents, accounts and revenues then held by Borrower shall immediately be held by Borrower as trustee for the benefit of Lender only. Borrower agrees that commencing upon an Event of Default, each occupant of the Property shall make such rents, accounts and revenues payable to and pay such rents, accounts and revenues to Lender or Lender's agents on Lender's written demand to each occupant therefor, delivered to each occupant personally, by mail or by delivering such demand to each rental unit, without any liability on the part of said occupant to inquire further as to the existence of a default by Borrower. Unless Lender takes possession of the property or exercises control over it, Lender shall not be liable for any loss sustained by the Borrower resulting from any failure by Lender either to collect the rents, accounts and revenues of the Property or in exercising or failing to exercise any of the rights of Borrower under the Leases.
Lender shall have no liability to any occupant under any of the Leases for the performance or observance of any of the terms, conditions or obligations contained therein unless Lender takes possession of the Property.

16.	UNIFORM COMMERCIAL CODE SECURITY AGREEMENT.  In addition to
being a mortgage, this Instrument is intended to be a security agreement pursuant to the Uniform Commercial Code as enacted in the state wherein the Property is located, for any of the items specified above as part of the Property which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Borrower hereby grants to Lender a security interest in said items. Borrower agrees that Lender may file this Instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement filed as a fixture filing with respect to all items constituting a part of the collateral which are or are to become fixtures related to the Property, in accordance with I.C. S.S. 26-1-9.1-502. The information required under I.C. S.S. 26-1-9.1-502(c) is set forth in other provisions of this Instrument. Borrower is the record owner of the Property. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Borrower agrees to execute and deliver to Lender, upon Lender's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Instrument in such form as Lender may require to perfect a security interest with respect to said items. Borrower shall pay all costs of filing such financial statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements pertaining to the Loan Documents which Lender may require. Without the prior written consent of Lender, Borrower shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in said items, including replacements and additions thereto. Upon an Event of Default, Lender shall have the remedies of a secured party under the Uniform Commercial Code and, at Lender's option, may also invoke the remedies provided in this Instrument as to such items.
 In exercising any of said remedies, Lender may proceed against the items of real property and any items of personal property specified above as part of the Property, separately or together and in any order whatsoever, without in any way affecting the availability of Lender's remedies under the Uniform Commercial
Code or of the remedies provided in this Instrument.

17.	LEASE AND SUBLEASES.  Borrower shall comply with and observe
Borrower's obligations as landlord under all Leases of the Property or any part thereof. All Leases now or hereafter entered into by Borrower will be in form and substance subject to the reasonable approval of Lender. All Leases of the Property to which Borrower is a party shall specifically provide that (i) such Leases are and shall remain subordinate to this Instrument, (ii) that the occupant thereof shall attorn to Lender, such attornment to be effective upon Lender's acquisition of title to Borrower's interest in the Property, (iii) that the occupant agrees to execute such further evidence of attornment and/or subordination as Lender may from time to time request, and (iv) that the attornment of the occupant shall not, in any event, be terminated by foreclosure. Borrower shall not, without Lender's written consent, modify, amend, surrender or terminate, either orally or in writing, any of the Leases now existing or hereafter made by Borrower with respect to all or any part of the Property except in the ordinary course of business. Borrower shall not, without Lender's written consent, permit an assignment or sublease of any such Leases which is not consistent with the conditions set forth in that certain Assignment of Leases and Rents of even date herewith, or request or consent to the subordination of any such Leases to which Borrower is a party to any lien subordinate to this Instrument. If Borrower becomes aware that any occupant proposes to do, or is doing, any act or thing which may give rise to any right of set-off against rent, accounts or revenues, Borrower shall (i) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against rent, accounts or revenues (ii) notify Lender thereof and of the amount of such set-off, and (iii) within ten (10) days after such accrual, take such other steps as shall effectively discharge such set-off and as shall assure that rents, accounts or revenues thereafter due shall continue to be payable without set-off or deduction. Notwithstanding the foregoing, a lease between Borrower and an affiliate, parent, subsidiary or entity controlled by, under common control with or controlling Borrower, shall not be deemed to be a lease which is subject to the provisions of this
Section 17, so long as the rent is no less than fair market value.


18.	ENVIRONMENTAL COMPLIANCE.  Borrower represents, to the best
of its knowledge, that the Property is in compliance with all applicable Environmental Laws (as hereinafter defined) and that the Property does not contain any Hazardous Materials (as hereinafter defined) except as previously disclosed in writing to Lender. Upon the reasonable request of Lender, Borrower covenants and agrees that Borrower, at Lender's request, shall deliver and pay for an environmental audit prepared by an engineer acceptable to Lender which discloses no evidence of the existence of any other Hazardous Materials on or in the Property. Borrower covenants and agrees that such environmental audit does not relieve Borrower from performing its own environmental audit or complying with Environmental Laws.
Borrower represents and warrants that it has not caused or, to the best of its knowledge, permitted any Hazardous Material to be placed on or in the Property in violation of any Environmental Laws and that to the best of its knowledge, there are no conditions currently existing or with the passage of time which would require or are likely to require clean-up, removal, remedial action, or other response pursuant to the Environmental Laws except as previously disclosed in writing to Lender. Borrower represents and warrants that to the best of its knowledge the Property has not been used as a dump site or storage site for Hazardous Materials, and Borrower will not cause or permit the use of the Property or cause the use of any parcel adjacent thereto as a dump site or storage site for Hazardous Materials other than in compliance with applicable Environmental Laws, nor will Borrower cause or permit any contamination on any part of the Property or cause the contamination of any adjacent parcel. Borrower covenants and agrees that all Hazardous Materials (other than cleaning materials and other products customarily utilized in the maintenance and operation of a retail shopping facility) which may be used by any person for any purpose upon the Property other than in compliance with Environmental Laws have been and will be disclosed in writing to Lender and have been and shall be used and stored thereon only in a safe manner, and in accordance with all industrial standards and Environmental Laws. Borrower represents and warrants that Borrower is not a party to any litigation or administrative proceeding, nor, to the best of its knowledge, is any litigation or administrative proceeding threatened against it, which asserts or alleges that there is any violation of Environmental Laws with respect to the Property, nor is the Property subject to any judgment, decree, order or citation relating to or arising out of Environmental Laws and no permits or licenses are required under Environmental Laws relating to the Property. Borrower covenants and agrees to provide to Lender, immediately upon receipt by Borrower, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree or other document from any source asserting or alleging a circumstance or condition which requires or may require a clean-up, removal, remedial action, or other response by or on the part of Borrower under the Environmental
Laws or which seeks criminal or punitive penalties from Borrower for an alleged violation of Environmental Laws. Borrower further covenants and agrees to advise Lender as soon as Borrower becomes aware of any condition or circumstance which makes the covenants and warranties contained herein or in any other loan document incomplete or inaccurate. Borrower represents and warrants that the Property is not "property" as defined in I.C. S.S. 13-11-2-174.

For purposes of this Instrument, the term "Environmental Laws" shall mean and refer to all federal, state and local laws relating to environmental matters, including, without limitation, those relating to fines, orders, injunctions, penalties, damages, contribution, permits, cost recovery compensation, losses or injuries resulting from the release or threatened release of hazardous materials and the generation, use, storage, transportation or disposal of hazardous materials in any manner applicable to Borrower or the Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Super Fund Amendments and Reauthorization Act (42 USC S.S. 9601 et. seq.), the Hazardous Materials Transportation Act (49 USC S.S. 1801 et. seq.), the Resource Conservation and Recovery Act of 1976 (42 USC S.S. 6901 et. seq.), the Federal Water Pollution Control Act (33 USC S.S. 1251 et. seq.), the Clean Air Act (42 USC S.S. 7401 et. seq.), the Toxic Substances Control Act of 1976 (15 USC S.S. 2601 et. seq.), the Safe Drinking Water Act (42 USC S.S. 300F-300J-11 et. seq.), the Occupational Safety and Health Act of 1970 (29 USC S.S. 651 et. seq.) and the Emergency Planning and Community Right to Know Act (42 USC S.S. 11001 et. seq.), each as heretofore and hereafter amended or supplemented, and any analogous future or present local, state or federal statutes, rules and regulations promulgated thereunder or pursuant thereto, and any other present or future law, ordinance, rule, regulation, permit or permit condition, order or directive addressing environmental, health, or safety issues of or by the federal government, any state or any political subdivision thereof, or any agency, court, or body of the federal government, any state or any political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions which are applicable to the Property.

In addition, for purposes of this Instrument, the term "Hazardous Materials" shall mean and refer to (a) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic pollutants," "contaminants," "pollutants," "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, without limitation, Environmental Laws, (b) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters or other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (i) pose a hazard to the Property or to persons on or about the Property, or
(ii) cause the Property to be in violation of any Environmental Laws, (c) asbestos and asbestos-containing-materials, radon gas, urea formaldehyde, or transformers or other electrical equipment which contain any oil or dielectric fluid containing polychlorinated biphenyls, and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

19.	ACCELERATION.  The following shall constitute an Event of
Default hereunder:
(a)	Borrower fails to pay (i) any installment of principal or
interest payable pursuant to the Note on the date when due, or
(ii) any other amount payable to Lender under the Note, this Instrument or any of the other Loan Documents within five (5) days after the date when any such payment is due in accordance with the terms hereof or thereof;
(b)	Borrower fails to perform or cause to be performed any other obligation or observe any other condition, covenant, term,
agreement or provision required to be performed or observed by Borrower under the Note, this Instrument or any of the other Loan Documents; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Mortgaged Property, and the priority, validity and enforceability of the liens created by this Instrument or any of the other Loan Documents and the value of the Mortgaged Property are not materially impaired then Borrower shall have a period
("Cure Period") of thirty (30) days after Borrower obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period, provided further that if Borrower commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for thirty (30) additional days, but in no event shall the Cure Period be longer than sixty
(60) days in the aggregate;
(c)	The existence of any inaccuracy or untruth in any material
respect in any representation or warranty contained in this Instrument or any of the other Loan Documents or of any statement or certification as to facts delivered to Lender by Borrower;
(d)	The existence of any collusion, fraud, dishonesty or bad
faith by or with the acquiescence of Borrower which in any way relates to or affects this Loan or the Mortgaged Property;
(e)	If there occurs a material adverse change in the financial
condition of Borrower;
(f)	Borrower (i) files a voluntary petition in bankruptcy or is
adjudicated a bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal, state, or other statute or law, or
(ii) seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer of Borrower or of all or any substantial part of the property of Borrower or any of the
Mortgaged Property; or all or a substantial part of the
assets of Borrower are attached, seized, subjected to a writ or distress warrant or are levied upon unless the same is released or located within thirty (30) days;
(g)	The commencement of any involuntary petition in bankruptcy
against Borrower or the institution against Borrower of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the
appointment of a receiver, trustee or similar officer for all or any substantial part of the property of Borrower, which shall remain undismissed or undischarged for a period of sixty (60)
days;
(h)	The dissolution, termination or merger of Borrower; or
(i)	The occurrence of an "Event of Default" under the Note or any of the other Loan Documents.

Upon an Event of Default, Lender, at Lender's option, may declare all of the sums secured by this Instrument to be immediately due and payable without notice to or further demand of Borrower.

20.	FORECLOSURE; EXPENSE OF LITIGATION.

A.	When all or any part of the indebtedness hereby secured shall become due, whether by acceleration or otherwise, Lender shall have the right to foreclose the lien hereof for such indebtedness or part thereof and/or exercise any right, power or remedy
provided in this Mortgage or any of the other Loan Documents.  It is further agreed that if default be made in the payment of any part of the secured indebtedness, as an alternative to the right of foreclosure for the full secured indebtedness after
acceleration threof, Lender shall have the right to institute partial foreclosure proceedings with respect to the portion of said indebtedness so in default, as if under a full foreclosure, and without declaring the entire secured indebtedness due (such proceeding being hereinafter referred to as a "partial foreclosure"), and provided that if foreclosure sale is made because of default of a part of the secured indebtedness, such sale may be made subject to the continuing lien of this
Mortgage for the unmatured part of the secured indebtedness.  It is further agreed that such sale pursuant to a partial foreclosure shall not in any manner affect the unmatured part of the secured indebtedness, but as to such unmatured part, the lien hereof shall remain in full force and effect just as though no foreclosure sale had been made under the provisions of this Paragraph.
Notwithstanding the filing of any partial foreclosure or entry of a decree of sale in connection therewith, Lender may elect at any time prior to a foreclosure sale pursuant to such decree to discontinue such partial foreclosure and to accelerate the entire secured indebtedness by reason of any uncured Event of Default upon which such partial foreclosure was predicated or by reason of any other Event of Default and proceed with full foreclosure proceedings. It is further agreed that several foreclosure sales may be made pursuant to partial foreclosures without exhausting the right of full or partial foreclosure sale for any unmatured part of the secured indebtedness. In the event of a foreclosure sale, Lender is hereby authorized, without the consent of
Borrower, to assign any and all insurance policies to the
purchaser at such sale or to take such other steps as Lender may deem advisable to cause the interest of such purchaser to be protected by any of such insurance policies.
B.	In any suit to foreclose or partially foreclose the lien
hereof, there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of Lender for reasonable attorneys' fees, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges,
publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with
respect to the title as Lender may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Property.  All expenditures and expenses of the nature mentioned in this paragraph and such other expenses and fees as may be incurred in the enforcement of Borrower's obligations hereunder, the protection of said Property and the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by Lender in any litigation or proceeding affecting this Mortgage, the Note, or the Property, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding shall be immediately due and payable by Borrower, with interest thereon at the Default Rate and shall be secured by this Mortgage.
21.	APPLICATION OF PROCEEDS OF FORECLOSURE SALE.   The proceeds
of any foreclosure (or partial foreclosure) sale of the Property shall be distributed and applied in the following order of priority: first, to all costs and expenses incident to the foreclosure proceedings, second, to all other items which may under the terms hereof constitute secured indebtedness additional to that evidenced by the Note, with interest thereon as provided herein or in the other Loan Documents; third, to all principal and interest remaining unpaid on the Note; and fourth, any surplus to Borrower, its successors or assigns, as their rights may appear or to any other party legally entitled thereto. Notwithstanding anything in this Section 21 to the contrary, the proceeds of any foreclosure sale shall be applied in accordance with all applicable laws.

22.	APPOINTMENT OF RECEIVER.  Upon or at any time after the
filing of a complaint to foreclose (or partially foreclose) this Mortgage, the court in which such complaint is filed shall, upon petition by Lender, appoint a receiver for the Property. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Borrower at the time of application for such receiver and without regard to the value of the Property or whether the same shall be then occupied as a homestead or not and Lender hereunder or any other holder of the Note may be appointed as such receiver.
Such receiver shall have power to collect the rents, issues and profits of the Property (i) during the pendency of such foreclosure suit, (ii) in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, and (iii) during any further times when Borrower, but for the intervention of such receiver, would be entitled to collect such rents, issues and profits. Such receiver also shall have all other powers and rights that may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Property during said period, including, to the extent permitted by law, the right to lease all or any portion of the Property for a term that extends beyond the time of such receiver's possession without obtaining prior court approval of such lease. The court from time to time may authorize the application of the net income received by the receiver in payment of (a) the indebtedness secured hereby, or by any decree foreclosing this Mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale, and (b) any deficiency upon a sale and deficiency.

23.	LENDER'S RIGHT OF POSSESSION IN CASE OF DEFAULT.  At any time after an Event of Default has occurred, Borrower shall, upon demand of Lender, surrender to Lender possession of the Property.
 Lender, in its discretion, may, with or without process of law, enter upon and take and maintain possession of all or any part of the Property, together with all documents, books, records, papers and accounts relating thereto, and may exclude Borrower and its employees, agents or servants therefrom, and Lender may then hold, operate, manage and control the Property, either personally or by its agents. Lender shall have full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Property, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent. Without limiting the generality of the foregoing, Lender shall have full power to:

A. 	make any repairs, renewals, replacements, alterations,
additions, betterments and improvements to the Property as Lender deems are necessary;

B. 	insure and reinsure the Property and all risks incidental to
Lender's possession, operation and management thereof; and

C. 	receive all of such avails, rents, issues and profits.

24.	PROTECTION OF LENDER'S SECURITY.  If Borrower fails to
perform the covenants and agreements contained in this Instrument or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Lender therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then, at Lender's option, after five (5) days' written notice to Borrower, Lender may make such appearances, disburse such sums and take such actions as Lender reasonably deems necessary, in its sole discretion, to protect Lender's interest herein, including, but not limited to, (i) disbursement of reasonable attorney fees, (ii) entry upon the Property to make reasonable repairs or to conduct any reasonably appropriate environmental tests and inspections or to perform any necessary remediation, (iii) procurement of satisfactory insurance, and (iv) payment of Impositions.

Any amounts disbursed by Lender pursuant to this Paragraph 24, together with interest thereon, shall become additional indebtedness of Borrower secured by this Instrument. Unless Borrower and Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at a rate equal to the Default Rate of interest set forth in the Note. Nothing contained in this Paragraph 24 shall require Lender to incur any expense or take any action hereunder.

25.	BORROWERAND LIEN NOT RELEASED.  From time to time, Lender
may, at Lender's option, after giving twenty-four (24) hours notice but without obtaining the consent of Borrower or its successors or assigns, or of any guarantors, without liability on Lender's part and notwithstanding the breach of any covenant or agreement of Borrower in this Instrument, extend the time for payment of the indebtedness evidenced by the Note or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, agree with Borrower, in writing, to modify the terms and time of payment of said indebtedness, release from the lien of this Instrument any part of the Mortgaged Property, take or release other or additional security, reconvey any part of the Mortgaged Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Borrower to modify the rate of interest or period of amortization of the Note.
 Any actions taken by Lender pursuant to the terms of this Paragraph 25 shall not affect the obligation of Borrower, or Borrower's successors or assigns, to pay the sums secured by this Instrument and to observe the covenants of Borrower contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the indebtedness secured hereby, and shall not affect the lien or priority of the lien hereof on the Mortgaged Property. Borrower shall pay Lender a reasonable service charge, together with such title insurance premiums and reasonable attorney fees as may be incurred, at Lender's option, for any such action if taken at Borrower's request.

26.	FORBEARANCE BY LENDER NOT A WAIVER.  Any forbearance by
Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The acceptance by Lender of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment.

27.	ESTOPPEL CERTIFICATE.  INTENTIONALLY OMITTED.

28.	NOTICE.  Except for any notice required under applicable law to be given in another manner, any notice to Borrower provided for in this Instrument shall be given by personal delivery or by mailing such notice by registered or certified mail, return receipt requested, or by overnight express carrier providing proof of delivery addressed to Borrower at Borrower's address set forth in the original paragraph hereof, with a copy to its Legal Department at such address, or at such other address as Borrower may designate by notice to Lender as provided herein, and any notice to Lender shall be given by personal delivery or by mailing such notice by registered or certified mail, return receipt requested, or by overnight express carrier providing proof of delivery to Lender's address stated herein or to such other address as Lender may designate by notice to Borrower as provided herein, with a copy to Jeffrey A. Abrams, Dann Pecar Newman & Kleiman, Professional Corporation, 2300 One American Square, Indianapolis, Indiana 46282. Any notice provided for in this Instrument and sent by registered or certified mail shall be deemed to have been given upon delivery or refusal to accept delivery.

29.	SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY;
AGENTS; CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower, subject to the provisions of Paragraph 14 hereof. This Instrument, and any instrument or documents made in connection herewith may be assigned by the Lender without the consent of Borrower. All covenants and agreements of Borrower shall be joint and several. In exercising any rights hereunder or taking any actions provided for herein, Lender may act through its employees, agents or independent contractors as authorized by Lender. The captions and headings of the paragraphs of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

30.	GOVERNING LAW; SEVERABILITY.  This Instrument shall be
construed under and governed by the laws of the state of Indiana. In the event that any provision of this Instrument or the Note conflicts with applicable law, such conflict shall not affect any other provisions of this Instrument or the Note which can be given effect without the conflicting provisions, and to this end the provisions of this Instrument and the Note are declared to be severable.

31.	WAIVER OF STATUTE OF LIMITATIONS.  Borrower hereby waives the right to assert any statute of limitation as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce the Note or any other obligation secured by this Instrument. Notwithstanding the foregoing, nothing in this paragraph is intended to constitute a waiver of the rights of Borrower and Lender under I.C. 32-8-16-1.5, it being agreed that the parties may mutually consent to such waiver in a separate subsequent writing.

32.	WAIVER OF MARSHALLING.  Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided herein. Lender shall have the right to determine the order in which any or all portions of the indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who consents to this Instrument and any party who now or hereafter acquires a security interest in the Mortgaged Property and who has actual or constructive notice hereof, hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

33.	FUTURE ADVANCES.  Lender, prior to release of this
Instrument, may make one or more future advances to Borrower not to exceed a total indebtedness of Ten Million Dollars ($10,000,000.00), which future advances shall, in each instance, be secured by this Mortgage in accordance with I.C. 32-8-11-9. Such future advances, with interest thereon, shall be secured by this Instrument, whether made (i) under the Note, or (ii) under any substitution, renewal, replacement or modification of the Note, when evidenced by substitution, renewal, replacement or modification agreements or notes stating that such agreements or notes are secured by this Instrument. Borrower shall be entitled to future advances, if any, in accordance with the Note, or any substitution, renewal, replacement or modification thereof in accordance with all applicable terms, conditions, and requirements for such future advances and, so long as Borrower is not in default hereunder or Borrower is not in default thereunder, such future advances shall be deemed obligatory advances under this Instrument.

34.	CHANGES IN LAW REGARDING TAXATION.  In the event of the
passage after the date of this instrument of any law of the State of Indiana deducting from the value of real property for the purpose of taxation, any lien or encumbrance thereon or changing in any way the laws of the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on this Instrument, the Note or the indebtedness, the Borrower shall, if permitted by law, pay any tax imposed as a result of any such law within the statutory period or within fifteen (15) days after demand by Lender, whichever is less, provided, however, that if in the opinion of the attorneys for Lender, the Borrower is not permitted by law to pay such taxes, the Lender, at Lender's option, may declare all of the sums secured by this Instrument to be immediately due and payable without notice to or further demand of Borrower and pursue all remedies provided hereunder.

35.	CONSENT TO JURISDICTION.  BORROWER HEREBY AGREES THAT ALL
ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS INSTRUMENT OR ANY OF THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN THE CIRCUIT OR SUPERIOR COURT OF MARION COUNTY OR HAMILTON COUNTY, INDIANA, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF INDIANA OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS INSTRUMENT. BORROWER WAIVES ANY CLAIM THAT MARION COUNTY OR HAMILTON COUNTY, INDIANA OR THE SOUTHERN DISTRICT OF INDIANA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD BORROWER, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY LENDER, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

36.	WAIVER OF TRIAL BY JURY.  BORROWER HEREBY IRREVOCABLY AND
UNCONDITIONALLY WAIVES, AND LENDER BY ITS ACCEPTANCE OF THE NOTE AND THIS INSTRUMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE NOTE, THIS INSTRUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT HERETOFORE, NOW OR HEREAFTER EXECUTED AND/OR DELIVERED IN CONNECTION THEREWITH, THE LOAN SECURED BY THIS INSTRUMENT OR IN ANY WAY RELATED TO THIS TRANSACTION OR OTHERWISE WITH RESPECT TO THE PROPERTY.

37.	FINANCIAL STATEMENTS.  Borrower shall deliver to Lender as
soon as available and in any event within thirty (30) days following the filing by the Borrower copies of the federal income tax return; and within one hundred twenty (120) days following the calendar year end, the annual report of Borrower.

IN WITNESS WHEREOF, the said Borrower hereunder duly authorized, has caused this Instrument to be executed.

						STANDARD MANAGEMENT CORPORATION
						an Indiana corporation


By:
________________________________________
Gerald R. Hochgesang, Senior Vice
President	and Treasurer


 STATE OF INDIANA	)
) SS:
COUNTY OF MARION	)

Before me, a Notary Public in and for said County and State, personally appeared Gerald R. Hochgesang, the Senior Vice President and Treasurer of STANDARD MANAGEMENT CORPORATION, an Indiana corporation, who, after having been duly sworn, acknowledged the execution of the foregoing Mortgage, Security Agreement and Fixture Filing on behalf of said corporation.

WITNESS, my hand and Notarial Seal this 28th day of December, 2001.

__________________________________________
Jeffrey A. Abrams, Notary Public

My Commission Expires:			My County of Residence:
September 20, 2008				Hamilton



This instrument prepared by:   Jeffrey A. Abrams, DANN PECAR
NEWMAN & KLEIMAN,
P.C., 2300 One American Square, Indianapolis, IN  46282, 317-632-
3232.


EXHIBIT A

LEGAL DESCRIPTION (to be provided by Borrower)



	EXHIBIT B

	Permitted Exceptions

General real estate taxes for the year 2001 and each year thereafter not yet due and payable.

Exception Numbers _________________ reflected by the preliminary title binder dated July 23, 2001, Commitment Number 299802, issued by Chicago Title Insurance Company.